GAMERS FACTORY, INC.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

Board of Directors and Stockholders
Gamers Factory, Inc.

We have audited the balance sheet of Gamers Factory, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ending December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gamers Factory, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

 /s/ Lake & Associates CPA’s LLC
Lake & Associates CPA’s LLC
Boca Raton, Florida
February 5, 2010

1905 Wright Boulevard	20283 State Road 7, Suite 300
Schaumburg, IL 60193	Boca Raton, Florida 33498

Phone: 847.524.0800	Phone: 561.982.9874
Fax: 847.524.1655	Fax: 561.982.7985

GAMERS FACTORY, INC.

Balance Sheets

As of December 31,	2009	2008

Assets

Current Assets
Cash	$641,088	$301,397
Accounts receivable, net of allowance of $100,000 and $0 as of December 31, 2009 and 2008	2,383,688	1,734,334
Inventory	2,897,432	3,609,383
Prepaid Expenses	-	142,465

Total Current Assets	5,922,208	5,787,579

Property and Equipment, net	109,984	113,318

Deferred Financing Costs	258,325	15,990

Total Assets	$6,290,517	$5,916,887

Liabilities and Equity

Current Liabilities
Line of credit	$-	$4,901,052
Accounts payable	4,253,396	656,153
Accrued expenses and other	60,534	45,387
Advance from Officer	-	25,000
Note Payable-Bridge City Language	250,000	-
Note Payable-St. Cloud	-	1,000,000
Note payable Stockholder - current portion	-	40,000
Note payble-Subordinated payable-current portion	263,046	225,000
Note payable-TW Development LLC-related party	408,424	533,813
Liabilities of Discontinued Operation	88,921	204,191

Total Current Liabilities	5,324,321	7,630,596

Long Term Liabilities
Note Payable-Columbia Bank	1,800,000	-
Subordinated note payable	700,000	907,738
Warrant redemption liability	281,935	33,410
Note payable - stockholder	-	903,334
Less: Current maturities of long term debt	(263,046)	(265,000)
Total Long-Term Liabilities	2,518,889	1,579,482

Total Liabilities	7,843,210	9,210,078

Stockholders' Equity (Deficit)
Common stock, $0.01 par value; 10,000,000 shares authorized 3,145,000 shares issued and outstanding	31,450	31,450
Additional paid-in capital	58,918	58,918
Accumulated deficit	(1,643,061)	(3,383,559)

Total Stockholders' Equity (Deficit)	(1,552,693)	(3,293,191)

Total Liabilities and Stockholders' Equity (Deficit)	$6,290,517	$5,916,886
See accompanying notes to financial statements

GAMERS FACTORY, INC.

Statements of Operations

For the years ended December 31,	2009	2008

Net Sales	$36,700,731	$17,122,540

Cost of Sales	(30,684,084)	(13,388,536)

Gross Profit	6,016,647	3,734,004

General and Administrative Expenses	(4,290,550)	(3,253,423)

Operating Income	1,726,097	480,581

Other Expense
Other Income	14,401	-
Total Other Expense	14,401	-

Income from continuing operations before income taxes	1,740,498	480,581

Income Tax (Provision) Benefit	-	(10,254)

Income from continuing operations	1,740,498	470,327

Discontinued Operations:
Loss from discontinued operation of Planet Replay LLC	-	(144,828)
Income tax benefit	-	-
Loss from discontinued operation	-	(144,828)

Net Income	$1,740,498	$325,499

Earnings per share-Basic and Fully Diluted:
Net Income Per Common Share from Continuing Operations	$0.55	$0.15
Discontinued operations	-	(0.05)
Net Income	$0.55	$0.10

Weighted Average Common
Shares Outstanding	3,145,000	3,145,000
See accompanying notes to financial statements

GAMERS FACTORY, INC.

Statements of Cash Flows

For the Years Ended December 31,	2009	2008

Cash Flows from Operating Activities
Net income	$1,740,498	$325,499
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	72,790	77,090
Amortization of deferred financing costs	6,190	6,190
Amortization of discount on subordinated note payable	17,262	6,682
Changes in assets and liabilities:
Accounts receivable	(749,354)	(602,106)
Allowance for Bad Debts	100,000	-
Prepaid Expense	142,465	(142,464)
Refundable Income Taxes	-	237,000
Inventory	711,952	(1,454,236)
Accounts payable	3,597,242	511,779
Deferred financing-stock warrant liability	(248,525)	-
Accrued expenses and other	15,147	1,859
Liabilities of discontinued operation	(115,270)	-

Net Cash (Used in) Provided by Operating Activities	5,290,397	(1,032,707)

Cash Flows from Investing Activities
Purchases of property and equipment	(69,456)	(82,425)

Net Cash Used in Investing Activities	(69,456)	(82,425)

Cash Flows from Financing Activities
(Payments)/Borrowings under line of credit, net	(4,901,052)	63,599
Payments on subordinated note payable	(225,000)	(68,318)
Increase in deferred financing costs	248,525	-
Advance (Repayment) of due to stockholder	(25,000)	(25,000)
Issuance (Repayment) of note payable-TW development-related party	(125,389)	33,813
Issuance (Repayment) of note payable	(1,000,000)	1,000,000
Issuance of note payable	250,000	-
Issuance of note payable	1,800,000	-
Repayments of note payable - stockholder	(903,334)	(27,422)

Net Cash Provided by Financing Activities	(4,881,250)	976,672

Net (Decrease) Increase in Cash	339,691	(138,460)

Cash, beginning of year	301,397	439,857

Cash, end of year	$641,088	$301,397

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$555,955	$601,353
Cash paid for income taxes	$-	$-
See accompanying notes to financial statements

GAMERS FACTORY, INC.

Statements of Changes in Equity

			Additional
			Paid-in	Accumulated	Total
	Common Stock		Capital	Deficit	Equity
	Shares	Amount

Balance at December 31, 2007	3,145,000	$31,450	$58,918	$(3,709,058)	$(3,618,690)

Net Income	-	-	-	325,499	325,499

Balance at December 31, 2008	3,145,000	$31,450	$58,918	$(3,383,559)	$(3,293,191)

Net Income	-	-	-	1,740,498	1,740,498

Balance at December 31, 2009	3,145,000	$31,450	$58,918	$(1,643,061)	$(1,552,693)
See accompanying notes to  financial statements

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Gamers Factory, Inc. (the Company) was incorporated on October 16, 2003 and is a wholesaler of used video games, movies, music and books.

Planet Replay, LLC (the Affiliate) (a Maryland limited liability company) was formed on May 2, 2005 and is a retailer of used video games, movies, music and books. (Discontinued Operation). Planet Replay has not had any operations since 2006.

Basis of Presentation

The accompanying  financial statements have been prepared on the accrual basis of accounting.

The accompanying financial statements and notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company periodically maintains cash balances in financial institutions in amounts greater than the federally insured limit of $100,000. Management considers this to be an acceptable business risk.

For the purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009.  ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  There was no impact relating to the adoption of ASC 820 to the Company’s financial statements.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

ASC 820 also describes three levels of inputs that may be used to measure fair value:

•	Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

•	Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, prepaid expenses, accounts payable, and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature.  It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Accounts Receivable

The Company extends credit to customers without requiring collateral.  The Company uses the allowances method to provide for doubtful accounts based on management’s evaluations of the collectability of accounts receivable.  Management’s evaluation is based on the Company’s historical collection experience and a review of past-due amounts.  Based on management’s evaluation of collectability, there is a $100,000 allowance for doubtful accounts as of December 31, 2009 and no allowance at December 31, 2008.  During the years ended December 31, 2009 and 2008 the Company wrote off $148,957 and $535,096 respectively as uncollectible accounts receivables. The Company determines accounts receivable to be delinquent when greater than 30 days past due.  Accounts receivable are written off when it is determined that amounts are uncollectible.

Inventory

Inventory, consisting of goods held for resale, is stated at the lower of cost or market.  Cost is determined using the weighted-average method.  At December 31, 2009 and 2008, no allowance for the obsolete inventory was deemed necessary based on management’s estimate of the realizability of the inventory.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Property and Equipment

Property and equipment is stated at cost.  Depreciation and amortization expense is computed using principally accelerated methods over the estimated useful life of the related assets ranging from 3 to 7 years. When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company recognizes an impairment loss on property and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

Goodwill

Goodwill represents the excess of the purchase price of certain retail locations in Tennessee over the fair market value of the net assets acquired. The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 141 and 142. These standards changed the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to discontinue the amortization of goodwill and certain intangible assets with the indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life are subject to at least an annual review for impairment. The impairment test for intangible assets consists of comparing the fair value of the intangible assets to its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized. Fair value for goodwill and intangible assets are determined based on discounted cash flows and appraised values.

Impairment of Long-Lived Assets

The Company assesses long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of asset groups to be held and used in measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Common Stock

On October 27, 2008, the Company filed with the Maryland State Department of Assessments and Taxation (the “SDAT”) Articles of Amendment and Restatement (these “Articles”). Pursuant to these Articles, the Company’s charter is amended to increase the authorized stock of the Company. Immediately before such amendment the total number of shares of stock which the Company had the authority to issue was 1,000, which shares were divided into 500 shares of Class A Common Stock with no par value and 500 shares of Class B Common Stock with no par value. Pursuant to these Articles, the Company currently has the authority to issue 10,000,000 shares of Common Stock with $0.01 par value, all of one class.

Automatically and immediately upon acceptance of the Articles by the SDAT, all of the currently issued and outstanding shares of Class A Common Stock (37 shares) and Class B Common Stock (63 shares) are converted into shares of the Corporation’s single class of common stock, on a one-for-one basis. In addition, the Company also declared a 31,450 to 1 stock split for all converted single class common stock.

As of December 31, 2009 and 2008, the Company has 3,145,000 shares issued and outstanding, which has incorporated the stock split and is retrospectively restated.

Revenue Recognition

The Company will recognize revenue when:

- Persuasive evidence of an arrangement exists;

- Shipment has occurred;

- Price is fixed or determinable; and

- Collectability is reasonably assured

The Company closely follows the provisions of Staff Accounting Bulletin No. 104 as described above. The Company had $36,700,731, and $17,122,540 in revenue for the years ended December 31, 2009 and 2008, respectively.

Shipping and Handling Costs

The Company includes its shipping and handling costs in selling, general and administrative expenses.  Those costs were $573,660 and $369,663 for the years ended December 31, 2009 and 2008, respectively.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Income Taxes

Under the asset and liability method prescribed under ASC 740, Income Taxes, The Company uses the liability method of accounting for income taxes.  The liability method measures  deferred income taxes by applying  enacted  statutory rates in effect at the  balance  sheet date to the  differences  between the tax basis of assets and  liabilities  and their  reported  amounts on the  financial statements.  The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount recognized in the financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2009, the Company has had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. All of the Company's tax years are subject to federal and state tax examination.

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform to the current year presentation.

Discontinued Operations

Accounting for the Impairment or Disposal of Long-Lived Assets, the Company classifies a business that has been disposed as a discontinued operation if the cash flow of the business has been eliminated from the ongoing operations and will no longer have any significant continuing involvement in the Company.  The results of operations of discontinued operations through the date of sale, including any gains or losses on disposition, are aggregated and presented as one line in the consolidated statements of operations.  ASC 360-10-05, formerly SFAS No. 144 requires the classification of amounts presented for prior years as discontinued operations.  The amounts presented in the statements of operations for the year ended December 31, 2009 and 2008 were classified to comply with ASC 360-10-05.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

During the year ended December 31, 2006, the Company decided to discontinue operations of Planet Replay, LLC, a retail affiliate of the Company, and sell or liquidate the assets of the discontinued operations.  The decision to discontinue the operations of Planet Replay, LLC was based upon the historical and continuing losses of Planet Replay, LLC.  All assets were disposed during 2007 and liabilities of $88,921 and $204,191 existed at December 31, 2009 and 2008. The Company recognized a loss from discontinued operations totaling $0 and $144,828 for the years ended December 31, 2009 and 2008, respectively. The assets and liabilities of the discontinued operation are presented separately under captions “Assets of discontinued operation” and “Liabilities of discontinued operation,” respectively, in the accompanying consolidated balance sheets and consist of the following as of:

	2009	2008
Assets of Discontinued Operation
Cash	$-	$-
Notes Receivable	-	-
Inventories	-	-
Property and equipment, net	-	-
Goodwill	-	-
Total Assets	$-0-	$-0-
Liabilities of discontinued operation:
Accounts payable	$-	$-
Accrued expenses	88,921	204,191
Total liabilities	$88,921	$204,191

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

The following table illustrates the reporting of the discontinued operation in the statements of operations for year ended December 31, 2009 and 2008:

	2009		2008
Net Sales		$-	$-
Cost of Sales		-	-
General & Administrative		(-0-)	(144,828)
Impairment of assets and other		-	-
Loss on discontinued operations	$	(-0-)	$(144,828)

Abandoned Leased Facilities

In December 2006, the Company’s affiliate abandoned its retail locations in Tennessee and Maryland. Although the Company remains obligated under the terms of these leases for the rent and other costs associated with these leases, the Company made the decision to cease using these spaces on December 31, 2006, and has no foreseeable plans to occupy them in the future (see commitment footnote).  Therefore, in accordance with ASC 420, Exist or Disposal Cost Obligations, formerly FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, the Company recorded a charge to earnings of approximately $297,274 to recognize the costs of exiting the space. The liability is equal to the total amount of rent and other direct costs for the period of time space is expected to remain unoccupied.  The Company also recorded a charge to earnings of $100,000 for estimated general and administrative costs related to exiting the retail locations. Total exit costs expected to be incurred of $397,274 were recorded as a liability of discontinued operations and included in loss from discontinued operations as of December 31, 2006.  As of December 31, 2009 and 2008 a liability has been recorded of $88,921 and 204,191.

To determine the lease cost, which is the Company’s loss after its cost recovery efforts from subleasing a building, certain estimates were made related to the (1) time period over which the relevant building would remain vacant, (2) sublease terms, and (3) sublease rates, including common area charges. If market rates continue to decrease in these markets or if it takes longer than expected to sublease these facilities, the actual loss could exceed this estimate.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Income (loss) Per Common Share

Basic income (loss) per share is calculated using the weighted-average number of common shares outstanding during each reporting period.  Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting   period.   Common equivalent shares are excluded from the computation of net loss per share since their effect is anti-dilutive.

Comprehensive Income (Loss)

The Company adopted ASC 220, formerly Financial Accounting Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during periods covered in the financial statements.

Subsequent Events

We evaluated subsequent events through the date and time our financial statements were issued on February 5, 2010.

Recent Authoritative Accounting Pronouncements

FASB Accounting Standards Codification

(Accounting Standards Update (“ASU”) 2009-01)
In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the year ended December 31, 2009.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

As a result of the Company’s implementation of the Codification during the quarter ended September 30, 2009, previous references to new accounting standards and literature are no longer applicable. In the current year financial statements, the Company will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

Subsequent Events

(Included in Accounting Standards Codification (“ASC”) 855 “Subsequent Events”, previously SFAS No. 165 “Subsequent Events”)
SFAS No. 165 established general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued (“subsequent events”). An entity is required to disclose the date through which subsequent events have been evaluated and the basis for that date. For public entities, this is the date the financial statements are issued. SFAS No. 165 does not apply to subsequent events or transactions that are within the scope of other GAAP and did not result in significant changes in the subsequent events reported by the Company. SFAS No. 165 became effective for interim or annual periods ending after June 15, 2009 and did not impact the Company’s financial statements. The Company evaluated for subsequent events through the issuance date of the Company’s financial statements. No recognized or non-recognized subsequent events were noted.

2.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31,:

	2009	2008
Machinery and equipment	$251,347	$189,977
Leasehold improvements	19,483	16,653
Computer equipment and software	142,223	136,967
	$413,053	$343,597
Less accumulated depreciation and amortization	303,069	230,279
Property and Equipment, net	$109,984	$113,318

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 totaled $72,790 and $77,090, respectively.

3.  LINE OF CREDIT AND NOTES PAYABLE

Line of Credit

Effective May 11, 2004, the Company entered into a loan and security agreement to establish a revolving line of credit with a bank.  The revolving line of credit bears interest at 10%, and is collateralized by substantially all assets of the Company and personal assets of the majority shareholder.  Total maximum available borrowings under the revolving line of credit was $5,000,000.  Effective December 29, 2009, the Company closed the line of credit facility.  The balance as of December 31, 2009 and 2008 was $-0- and 4,901,052.

Subordinated Note Payable

Effective July 25, 2006, the Company entered into a financing agreement issuing a debenture to Allegiance Capital Limited Partnership in the amount of $1,000,000.  The net proceeds from the debenture totaled $969,052, after deducting Allegiance fees of $20,000 and legal fees of $10,949.  Interest accrues daily on unpaid balances at an annual rate of 12% with interest payable on the first day of the month commencing August 1, 2006.  Beginning August 1, 2008, the Company is required to make monthly principal payments totaling $18,750.  The note payable is subordinate to the line of credit to the bank.  The note is subject to certain financial covenants.  The Company was in compliance or obtained waivers for all financial convents.  The note matures on July 1, 2011.

In consideration of the purchase by Allegiance of the Company’s Subordinated Debenture, the Company has offered a warrant allowing Allegiance to purchase 4.5% of the total number of outstanding shares of the Company’s Common Stock for a total purchase price of $10.  The warrant has a term of 10 years and expires on July 25, 2016.  Allegiance has the option to require the Company to purchase the entire warrant or all of the warrant shares upon the exercise of the put option embedded in the Investment Agreement.  Based on the value outlined in the Investment Agreement, the Company has valued the warrant at $281,935 and recorded a discount amortized through interest expense over the term of the note.  The balance as of December 31, 2009 and 2008 was $700,000 and $907,738 respectively.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Under ASC 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity, formerly EITF No. 00–19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Accordingly, the initial fair value of the Warrants of $33,410 was recorded as an accrued warrant liability in the balance sheet, and is marked to market at the end of each reporting period

The value of the warrant redemption liability has been “marked-to-market” as of December 31, 2009 with a corresponding increase to deferred financing cost of $248,525.

Note Payable-Columbia Bank

On December 29, 2009 the Company issued a note payable of $1,800,000 to Columbia Bank. The note bears interest at 8.0% and matures on December 29, 2014.  The note requires consecutive monthly payments of principal and interest of $15,055.92 with a balloon payment due on December 29, 2014.  The borrower may repay this note at any time, in whole or in part, without penalty or additional interest  The note collateralized by substantially all assets of the Company and personal assets of the majority shareholder

Note Payable-City Language Exchange Incorporated

On December 22, 2009 the Company issued a note payable of $250,000. The note bears interest at 8.0% and matures on June 30, 2010.  The note requires a payment of principal and interest due on June 30, 2010.  The borrower may repay this note at any time, in whole or in part, without penalty or additional interest.  The note not collateralized.

Note Payable – Stockholder

On July 7, 2006 the Company issued a note payable of $1,000,000 to its majority stockholder.  The note bears interest at 8.08% and matures July 1, 2013.  The note requires consecutive monthly payments of principal of $3,333.33 plus interest, with a balloon payment of $897,698, plus any other outstanding balances due, on the maturity date.  The borrower may repay this note at any time, in whole or in part, without penalty or additional interest. The balance as of December 31, 2009 was $-0- and 903,334 as of December 31, 2008.

Note Payable – TW Development LLC

On December 6, 2007 the Company issued a note payable of $500,000 to TW Development LLC a related parted.  The note bears interest at 6% and matured on April 4, 2008.  The note requires no monthly payments.   The borrower may repay this note at any time, in whole or in part, without penalty or additional interest. During 2008 additional funds were advanced by the related party and the note was extended to December 31, 2009. The balance as of December 31, 2009 was $408,424.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

4.  INCOME TAXES

Company’s Disclosure of the Provision for Income Taxes, Reconciliation of Statutory Rate to Effective Rate, and Significant Components of Deferred Tax Assets and Liabilities:

	As of December 31
	2009	2008
Current:
Federal	-0-	-0-
State	-0-	-0-
	-0-	-0-
Deferred:
Federal	-0-	10,254

Total provision (benefit) for income taxes	$-0-	$10,254

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Income Taxes – cont’d

The federal and state income tax provision (benefit) is summarized as follows:

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

	2009	2008
Computed tax at the federal statutory rate of 34%	$591,700	$86,530
State taxes, net of federal benefit	104,000	17,815

Bad Debt not deductible	-0-	-0-
Operating loss carryforwards	(695,700)	(104,345)
Valuation Allowance	-0-	-0-
Other	-0-	10,254
Loss on Affiliate-not deductible	-0-	-0-
Provision (benefit) for income taxes	-0-	-0-
Effective income tax rate	-0-	-0-

The company has a net operating loss carry forward of approximately $143,000, that expires in 2027.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Income Taxes – cont’d

	As of December 31
	2009	2008

Deferred tax assets:

Net operating losses carryforwards	$57,583	$670,463

Difference between book and tax depreciation	-0-	-0-
Total deferred tax assets	57,583	670,463

Deferred tax liabilities:
Difference between book and tax depreciation	11,000	17,857
Total deferred tax liabilities	11,000	17,857

Net deferred tax assets before valuation allowance	46,583	652,606
Valuation allowance	(46,583)	(652,606)
Net deferred tax assets	$-0-	$-0-

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

5. COMMITMENTS

Effective March 1, 2007, the Company has entered into an operating lease agreement for its corporate office.  The Company was released from its lease at its prior location on November 2, 2006 due to the Company relocating to a new facility owned by the same landlord.  The Company relocated to the new facility in February 2007.

Future minimum payments required under operating leases are as follows:

Year Ending December 31:

2010	175,322
2011	178,826
2012 and thereafter	29,902
$384,050

Rent expense for the years ended December 31, 2009 and 2008 totaled $270,342 and $168,716, respectively.

Effective August 15, 2005, the Company guaranteed payments on an operating lease agreement for retail space.  For the benefit of its affiliate Planet Replay LLC.  The operation has been discontinued.  The lease requires monthly payments of $6,170 plus Common Area Maintenance and taxes. The term is for 50 months.  The location has been vacated as a result of the discontinued operations (see discontinued operations footnote). The total amount of the future payments are included in the liabilities of the discontinued operations.

Future minimum payments required under operating leases are as follows:

Year Ending December 31:

2010	57,200
$57,200

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Rent expense for the years ended December 31, 2009 and 2008 totaled $57,200 and $60,571, respectively.

Effective November 1, 2005, the Company guaranteed payments on an operating lease agreement for retail space.  For the benefit of its affiliate Planet Replay LLC.  The operation has been discontinued.  The lease requires monthly payments of $5,720 plus Common Area Maintenance and taxes with annual increases of 2.5% the term is for 10 years. The location has been vacated as a result of the discontinued operations (see discontinued operations footnote). The 2010 amount of the future payments are included in the liabilities of the discontinued operations.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

Commitments - cont’d

Future minimum payments required under operating leases are as follows:

Year Ending December 31:

2010	82,413
2011	84,476
2012	84,476
2013	84,476
2014 and thereafter	159,012
$494,853

Rent expense for the years ended December 31, 2009 and 2008 totaled $63,872 and $85,692, respectively.

6.  RELATED PARTY TRANSACTIONS

As of September 30, 2009 the Company issued a note payable to TW Development LLC a company owned by the shareholders of Gamers Factory, Inc.  The note bears interest at 6% and matures December 31, 2009.  The note requires no monthly payments.   The borrower may repay this note at any time, in whole or in part, without penalty or additional interest.

As of December 31, 2008 the Company received advances from a shareholder.  The advance is payable on demand. These advances have been repaid in full as of December 31, 2009.

7. CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At December 31, 2009, The Company periodically maintains cash balances in financial institutions in amounts greater than the federally insured limit of $250,000.  Management considers this to be an acceptable business risk.

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

8.  WARRANTS

On November 24, 2008, the Company issued warrants to purchase 240,000 shares of common stock to a third-party. The warrants are exercisable at $1.25 per share and will expire in 10 years.

On November 24, 2008, the Company issued warrants to purchase 60,000 shares of common stock to a third-party. The warrants are exercisable at $2.50 per share and will expire in 10 years.

On January 26, 2009, the Company issued warrants to purchase 405,000 shares of common stock to a third-party. The warrants are exercisable at $2.50 per share and will expire in 5 years.

As of December 31, 2009, the Company had outstanding warrants to purchase up to 705,000 shares of common stock. These securities give the holder the right to purchase shares of the Company’s common stock in accordance with the terms of the instrument.

Warrants	2009
Balance, January 1	300,000
Issued	405,000
Balance, December 31	705,000

The following table provides certain information with respect to the above referenced warrants outstanding at December 31, 2009:

	Exercise Price	Number Outstanding	Weighted Average Exercise Price	Weighted Average Life Years
Warrants	$1.25-2.50	705,000	$2.07	7.13

GAMERS FACTORY, INC.
Notes to Financial Statements
For the Years ended December 31, 2009 and 2008

9.  COMPENSATED ABSENCES

The Company has not accrued a liability for compensated absences because the amount cannot be reasonably estimated.  Employees of the Company are entitled to paid vacation and paid sick days depending on job classification, length of service, and other factors. At December 31, 2009 the Company had approximately 60 employees. Of this total, approximately 50 are hourly employees and 10 are salaried employees. Approximately 44% of the Company’s hourly employees and 56% of its salaried employees are have paid vacation and sick days. It is not practicable for the Company to estimate the amount of compensation for future absences; accordingly, no liability for compensated absences has been recorded in the accompanying financial statements. The Company’s policy is to recognize the costs of compensated absences when actually paid to employees.